===============================================================================

                                UNITED STATES
                      SECURITIES AND EXCHANGE COMMISSION
                            WASHINGTON, D.C. 20549

                                 SCHEDULE 14A

          Proxy Statement Pursuant to Section 14(a) of the Securities
                    Exchange Act of 1934 (Amendment No.  )

Filed by the Registrant [X]

Filed by a Party other than the Registrant [_]

Check the appropriate box:

[X]  Preliminary Proxy Statement           [_]  Confidential, for Use of the
                                                Commission Only (as permitted
[_]  Definitive Proxy Statement                 by Rule 14a-6(e)(2))

[_]  Definitive Additional Materials

[_]  Soliciting Material Pursuant to (S) 240.14a-11(c) or (S) 240.14a-12

                                   CSP Inc.
--------------------------------------------------------------------------------
               (Name of Registrant as Specified In Its Charter)

                                   CSP Inc.
--------------------------------------------------------------------------------
   (Name of Person(s) Filing Proxy Statement, if other than the Registrant)


Payment of Filing Fee (Check the appropriate box):

[X]  No fee required.

[_]  Fee computed on table below per Exchange Act Rules 14a-6(i)(4) and 0-11.


     (1) Title of each class of securities to which transaction applies:

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     (2) Aggregate number of securities to which transaction applies:

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     (3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined):

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     (4) Proposed maximum aggregate value of transaction:

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     (5) Total fee paid:

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[_]  Fee paid previously with preliminary materials.

[_]  Check box if any part of the fee is offset as provided by Exchange
     Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

     (1) Amount Previously Paid:

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     (4) Date Filed:

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Notes:




Reg. (S) 240.14a-101.

SEC 1913 (3-99)

                                    CSP INC.
                         (A Massachusetts Corporation)

                             ---------------------

                           SPECIAL MEETING IN LIEU OF
                         ANNUAL MEETING OF STOCKHOLDERS

                             ---------------------

                                January 29, 2002

   Notice is hereby given that a Special Meeting in lieu of the Annual Meeting of Stockholders of CSP Inc. (the "Company") will be held at the executive offices of the Company, 43 Manning Road, Billerica, Massachusetts 01821 on Tuesday, January 29, 2002, beginning at 9:00 a.m. local time, for the following purposes:

  1. To elect two Class III Directors, for a three-year term.

  2. To act upon a proposal to amend the Company's By-Laws relative to changing the date of the annual Meeting of Stockholders from the second Tuesday in January to the last Tuesday in January in each year.

  3. To transact such further business as may properly come before the Meeting, or any adjournment or adjournments thereof.

   The Board of Directors has fixed the close of business on December 7, 2001 as the record date for determining the stockholders of the Company entitled to notice of, and to vote at, said Meeting and any adjournment thereof. Only stockholders of record on such date are entitled to notice of, and to vote at, said Meeting or any adjournment thereof.

                                          By Order of the Board of Directors

                                          Gary W. Levine
                                          Clerk

November xx, 2001

                             YOUR VOTE IS IMPORTANT

                   PLEASE SIGN AND RETURN THE ENCLOSED PROXY,
                 WHETHER OR NOT YOU PLAN TO ATTEND THE MEETING.

                                    CSP INC.
                         (A Massachusetts Corporation)

                             ---------------------

                                PROXY STATEMENT

                             ---------------------

                           Special Meeting in Lieu of
                         Annual Meeting of Stockholders
                                January 29, 2002

   This Proxy Statement is furnished in connection with the solicitation by the Board of Directors of CSP Inc. ("CSPI" or the "Company") of proxies for use at the Special Meeting in lieu of the Annual Meeting of Stockholders to be held on January 29, 2002 (the "Meeting") and at any adjournment thereof. A form of proxy is enclosed. Any stockholder executing such a proxy may revoke it at any time insofar as it has not been exercised. All properly executed proxies that are received by the Company before the Meeting and that are not revoked will be voted at the Meeting in accordance with the stockholder's direction. The principal executive offices of the Company are located at 43 Manning Road, Billerica, Massachusetts 01821. The approximate date on which this Proxy Statement and the form of proxy will be sent to stockholders is December 14, 2001.

                         ANNUAL REPORT TO STOCKHOLDERS

   The Company's Annual Report for the fiscal year ended August 31, 2001 accompanies this Proxy Statement, but is not incorporated herein and is not to be deemed a part hereof.

Item 1. ELECTION OF DIRECTORS

   The Company, as a Massachusetts corporation with a class of voting stock registered under the Securities Exchange Act of 1934, as amended (the "Exchange Act"), has a Board of Directors divided into three classes, as nearly equal in size as practicable, referred to as Class I, Class II and Class III. The Directors in each class serve for a term of three years and until their successors are duly elected and qualified. As the term of one class expires, a successor class is elected at the annual meeting of stockholders for that year. There are currently two Class III Directors, whose terms will expire at the Special Meeting in lieu of the Annual Meeting to be held on January 29, 2002; two Class I Directors, who were elected or appointed to serve until the annual meeting to be held with respect to the end of the 2002 fiscal year; and one Class II Director, who was elected to serve until the annual meeting to be held with respect to the end of the 2003 fiscal year.

   Pursuant to the by-laws of the Company, the Board of Directors has fixed the number of Directors that will constitute the entire Board of Directors at five, and has nominated two Class III Directors for election at the Special Meeting in lieu of the Annual Meeting to be held January 29, 2002.

   Unless authority is withheld, proxies in the accompanying form will be voted in favor of electing C. Shelton James and Alexander R. Lupinetti as Class III Directors, to hold office until the annual meeting to be held with respect to the end of the 2004 fiscal year and until their respective successors are elected and qualified. If the proxy is executed in such a manner as to withhold authority to vote for the nominee for Directors, such instructions will be followed by the persons named in the proxy.

   Under the by-laws of the Company, a majority of the shares of the Company's common stock, par value $.01 per share ("Common Stock"), issued and outstanding and entitled to vote will constitute a quorum for the Meeting. If a quorum is not present at the scheduled time for the Meeting, the persons named in the proxy will vote to adjourn the Meeting until a later date when a quorum can be obtained. Pursuant to the Company's by-laws, if it is necessary to adjourn the Meeting for that purpose, no notice of the time and place of the adjourned meeting is required to be given to stockholders.

   If a quorum is present, the vote of the holders of a plurality of the shares of Common Stock present or represented at the Meeting and entitled to vote is required to elect Directors. In general, votes withheld from any nominee for election as Director, abstentions, and broker "non-votes" are counted as present or represented for purposes of determining the presence or absence of a quorum for the meeting. A "non-vote" occurs when a broker or nominee holding shares for a beneficial owner does not vote on a proposal because, in respect of such proposal, the broker or nominee does not have discretionary voting power and has not received instructions from the beneficial owner. The vote on each matter submitted to stockholders is tabulated separately. Abstentions are included in the number of shares present or represented and voting on each matter. Broker "non-votes" are not so included.

   Each of the nominees for Director, is currently members of the Board of Directors. Although the Company expects each nominee to accept nomination and to serve if elected, if one or both are unable to serve at the time of election, then proxies will be voted for some other person or the Board of Directors may fix the number of Directors at a lesser number.

Nominees

   Listed below are the nominees showing age, the year they were first elected as Director of the Company, and their business affiliations.

 Name, Age and Class                         Business Affiliations
 -------------------                         ---------------------
 C. Shelton James (61)...................... Director of CSPI since 1994; from
 Class III                                   1993 until his retirement in July
                                             2000, President of Fundamental
                                             Management Corporation; Director
                                             of Cyberguard Corp. until March
                                             2000; Chief Executive Officer and
                                             Chairman of the Board of Elcotel
                                             from May 1991 until February
                                             2000; Director of DRS
                                             Technologies, Concurrent Computer
                                             Corporation, and Techsource Inc.;
                                             Trustee of Clarkson University.

 Alexander R. Lupinetti (56)................ Director of CSPI since 1996;
 Class III                                   Chairman of the Board of
                                             Directors since January 1998;
                                             Chief Executive Officer and
                                             President of CSPI since October
                                             1996; Director of VerticalBuyer,
                                             Inc. from February 2000 until
                                             March 2001; President and Chief
                                             Executive Officer of each of TCAM
                                             Systems Inc., Shared Systems
                                             Corporation and SoftCom Systems
                                             Inc. subsidiaries of Stratus
                                             Computer Inc., from 1987 to1996.

Directors

   Listed below are the continuing Directors of the Company, with information showing the age of each, the year each was first elected a Director of the Company, and the business affiliations of each. Messrs. Smith and Williams are Class I Directors, whose terms expire in 2003. Mr. Lyons is a Class II Director whose term expires in 2004.

 Name, Age and Class                         Business Affiliations
 -------------------                         ---------------------
 Sandford D. Smith (54)..................... Director of CSPI since 1993;
 Class I                                     President of Therapeutics
                                             International of Genzyme Corp., a
                                             biopharmaceutical company, since
                                             February 1997; President of
                                             Specialty Therapeutics of Genzyme
                                             Corp., from April 1996 to
                                             February 1997; President and
                                             Chief Executive Officer of
                                             Repligen Corporation from 1987 to
                                             1996; Director of Ariad
                                             Pharmaceuticals, Inc. and Chemex
                                             Pharmaceuticals, Inc.

 Robert M. Williams (63).................... Director of CSPI since July 1998;
 Class I                                     from 1995 to his retirement in
                                             March 1999 served as Vice
                                             President for Asia, Africa and
                                             the Near East of International
                                             Executive Corps, a company that
                                             directs technology and business
                                             programs as a contractor for the
                                             US Foreign Aid Program;
                                             consultant to RM Williams
                                             Associates Technology, from 1993
                                             to 1995; Vice President of
                                             Worldwide Development, Industrial
                                             Sector Division for International
                                             Business Machine Corp., and
                                             served in various positions from
                                             1963 to 1993.

 Name, Age and Class                         Business Affiliations
 -------------------                         ---------------------
 J. David Lyons (63) ....................... Director of CSPI since March
 Class II                                    1997; President of
                                             Aubin International, Inc., an
                                             executive search firm, from 1996
                                             to present; Executive Vice
                                             President at National Data Corp.
                                             from 1993 to 1996; Executive
                                             Vice President Sales and
                                             Marketing, Syncordia from 1991 to
                                             1993.

   The Board of Directors recommends that you vote FOR the nominees as Directors listed in this Proxy Statement.

Committees and Meetings of the Board of Directors

   The Company's Board of Directors met four times during the fiscal year ended August 31, 2001 ("fiscal 2001"). Mr. Smith has attended at least 50% and all other members have attended at least 75% of all meetings of the Board and committees which they are a member.

   The Board of Directors has an Audit Committee and a Compensation Committee, but does not have a nominating committee or other committee performing similar functions. The Audit Committee consists of Messrs. James, Smith and Williams. The Audit Committee met four times during fiscal 2001. The Compensation Committee consists of Messrs. Lyons, James and Smith. The Compensation Committee met twice during fiscal 2001.

Compensation of Directors

   Each Director who is not an employee of the Company receives a quarterly fee of $440 to serve as a Director, a quarterly fee of $138 for each committee of the Board of which he is a member and a fee of $550, plus expenses, for each meeting of the Board which he attends.

   In addition, each non-employee Director receives 200 restricted shares of CSP Inc. Common Stock annually as additional compensation. These shares cannot be sold for one year from the date of issuance. Each non-employee Director also receives an annual non-discretionary grant of a non-statutory option to purchase 1,000 shares of Common Stock on the last business day of January in each year. The aggregate number of shares that may be issued to all non-employee Directors pursuant to this arrangement is 26,620. These non-discretionary options have an exercise price per share equal to the fair market value of the Common Stock on the date of grant, are not exercisable until after six months following such date, have a term of three years and are fully vested after six months.

Executive Compensation

   Summary Compensation Table. The following Summary Compensation Table sets forth certain information regarding compensation paid or accrued by the Company with respect to the Company's Chief Executive Officer and the Company's most highly compensated officers other than the Chief Executive Officer who served as executive officers during fiscal 2001 and whose annual compensation exceeds $100,000 for fiscal 2001:

                           SUMMARY COMPENSATION TABLE

                                            Annual               Long Term
                                         Compensation          Compensation
                                       -------------------- -------------------
  Name and Principal Position   Fiscal                      Option  All Other
     (at August 31, 2001)        Year   Salary      Bonus   Grants Compensation
  ---------------------------   ------ --------    -------- ------ ------------
Alexander R. Lupinetti.........  2001  $297,319         --  25,000   $62,871(1)
  Chairman, President and Chief  2000  $267,968    $102,695 75,000   $63,127(2)
  Executive Officer              1999  $251,125    $ 63,393 60,500   $60,861(3)

Gary W. Levine.................  2001  $136,491         --   4,000   $35,867(4)
  Vice President of Finance      2000  $133,135    $ 30,520 10,000   $35,564(5)
  And Chief Financial Officer    1999  $125,271    $ 18,253  6,050   $34,809(6)

Willam Bent....................  2001  $129,231         --   4,000   $ 4,851(7)
  Vice President and General
   Manager                       2000  $114,782    $  2,842  4,000   $ 4,329(7)
  of CSP Multicomputer Division  1999  $106,392    $  8,110  2,420   $ 4,286(7)

Fernando DeLaville.............  2001  $105,563         --   1,000   $ 3,254(8)
  President, Scanalytics         1999  $ 39,231(9) $    947  2,000       --

--------
(1) This amount is comprised of a $7,406 contribution by the Company to Mr. Lupinetti's 401(k) plan and $55,465 for a split dollar life insurance policy for the benefit of Mr. Lupinetti.

(2) This amount is comprised of a $7,422 contribution by the Company to Mr. Lupinetti's 401(k) plan and $55,705 for a split dollar life insurance policy for the benefit of Mr. Lupinetti.

(3) This amount is comprised of a $5,000 contribution by the Company to Mr. Lupinetti's 401(k) plan and $55,861 for a split dollar life insurance policy for the benefit of Mr. Lupinetti.

(4) This amount is comprised of a $5,137 contribution by the Company to Mr. Levine's 401(k) plan and $30,730 for a split dollar life insurance policy for the benefit of Mr. Levine.

(5) This amount is comprised of a $4,744 contribution by the Company to Mr. Levine's 401(k) Plan and $30,820 for a split dollar life insurance policy for the benefit of Mr. Levine.

(6) This amount is comprised of a $3,763 contribution by the Company to Mr. Levine's 401(k) plan and $31,046 for a split dollar life insurance policy for the benefit of Mr. Levine.

(7) This amount represents contributions by the Company to Mr. Bent's 401(k) plan.

(8) These amounts represent contributions by the Company to Mr. DeLaville's 401(k) plan.

(9) This amount represents pay from April 6, 2000, Mr. DeLaville's date of hire.

   Option Grants Table. The following table sets forth certain information regarding stock options granted during the fiscal year ended August 31, 2001 by the Company to the executive officers named in the Summary Compensation Table:


                      OPTIONS GRANTED IN LAST FISCAL YEAR

                                                                             Potential
                                                                           Realized Value
                                                                             at Assumed
                                                                          Annual Rates of
                                                                            Stock Price
                                                                          Appreciation for
                                      Individual Grants                   Option Terms(2)
                                ------------------------------            ----------------
                                  % of total
                                options granted Exercise price
                         Option  employees in     Per share    Expiration
          Name           Grants   fiscal year     ($/SH)(1)       Date      5%      10%
          ----           ------ --------------- -------------- ---------- ------- --------
Alexander Lupinetti..... 25,000      59.1%          $4.25       10/18/10  $66,820 $169,335
Gary W. Levine..........  4,000       7.9%          $4.25       10/18/10  $10,691 $ 27,094
William Bent............  4,000       7.9%          $4.25       10/18/10  $10,691 $ 27,094
Fernando DeLaville......  1,000       2.0%          $4.25       10/18/10  $ 2,673 $  6,773

--------
(1) Stock options were granted at an exercise price equal to the fair market value of the Company's Common Stock on the date of the grant. The stock options expire ten years from the date of grant.

(2) Amounts reported in these columns represent amounts that may be realized upon exercise of the options immediately prior to the expiration of their term assuming the specified compounded rates of appreciation of the Company's Common Stock over the term of the options. These numbers are calculated based on rules promulgated by the Securities and Exchange Commission and do not reflect the Company's estimates of future stock price growth. Actual gains, if any, on stock option exercises and Common Stock holdings are dependent on the timing of such exercise and sale of the shares and the future performance of the Company's Common Stock. There can be no assurances that the rates of appreciation assumed in this table can be achieved or that the amount shown will be received by the individual.

   Fiscal Year-End Option Table. The following Fiscal Year-End Option Table sets forth certain information regarding stock options held as of August 31, 2001 by the executive officers named in the Summary Compensation Table.

           AGGREGATED OPTION EXERCISES IN LAST FISCAL YEAR AND FISCAL
                             YEAR-END OPTION VALUES

                                                 Value of Unexercised
                                                 Number of Unexercised
                                                   Options at Fiscal      In-the-Money Options at
                            Shares                     Year-End             Fiscal Year-End(1)
                           Acquired    Value   ------------------------- -------------------------
          Name            on exercise Realized Exercisable Unexercisable Exercisable Unexercisable
          ----            ----------- -------- ----------- ------------- ----------- -------------
Alexander R. Lupinetti..       --        --      208,866      84,734          --           --
Gary W. Levine..........       --        --       21,453      14,535          --           --
William Bent............       --        --        8,200       8,210          --           --
Fernando DeLaville......       --        --          500       2,500          --           --

--------
(1) Value is based on the last sales price of Common Stock $3.75 on August 31, 2001, the last day prior to the end of fiscal 2001 for which a trade in the Common Stock was reported by the NASDAQ National Market, less the applicable option exercise price. These values have not been and may never be realized. Actual gains, if any, will depend on the value of the Common Stock on the date of the sale of the shares.

401(k) Plan

   The Company has a defined contribution profit-sharing plan pursuant to
Section 401(k) of the Internal Revenue Code for the benefit of its employees, including officers. The Board of Directors of the Company determines from year to year whether and to what extent the Company will contribute to the 401(k) plan by making matching contributions to the plan or by making profit-sharing contributions to the plan, allocated in proportion to each eligible employee's compensation, as a percentage of the compensation of all eligible employees. During fiscal year 2001, the matching contribution by the Company was set at 50% of contributions by eligible employees up to a maximum of 6% of salary.

Employee Stock Purchase Plan

   The Company has an employee stock purchase plan under Section 423 of the Internal Revenue Code pursuant to which participating employees may utilize payroll deductions to purchase shares of the Company's Common Stock at a discount from fair market value.

Report of the Compensation Committee

   The Compensation Committee of the Board is composed of three Directors, Messrs. Lyons, James and Smith. The Compensation Committee also administers the Company's stock option plans. This Committee is charged with the responsibility of reviewing and approving executive officers' compensation and approving all discretionary grants of stock options under the Company's stock option plan. The following describes the compensation programs in effect during fiscal 2001.

Compensation Policy

   The Company's compensation policies are designed to pay executives an annual salary that is industry competitive and an annual bonus that is based both on the performance of the Company and on individual goals established for each of the executives for the fiscal year. The Company also has longer term incentives based on stock options. All three components of compensation are reviewed annually by the committee to ensure salaries remain competitive, bonuses reward performance and stock options provide continued incentives.

   Salaries for executive officers are based on the duties and responsibilities of the position held by the executive compared with executive officers of other companies in the industry. Salaries are reviewed and established annually. Various industry salary surveys are reviewed and provided to the Committee to review in establishing the new compensation. Each executive has a performance review prepared by the Chief Executive Officer. During this review the officer's performance over the prior year is assessed and goals are established for the next year.

   This information is communicated to the Compensation Committee and, based on this review and salary surveys, the annual salary for the executive is established for next year.

   Executive officers and key management employees participate in the bonus plan. Payments under the plan are contingent on the Company meeting its sales and net earnings objectives for the fiscal year. Based on the extent to which the Company achieves those objectives, each participant other than the Chief Executive Officer receives an executive bonus of up to 30%, and the Chief Executive Officer receives up to 50%, of his regular annual salary if the Company meets the revenue and profit goals and he has met his individual objectives. If Company exceeds the sales and profit goals, the bonus percentage increases. If, in addition, the officer or employee achieves his individual goals established by the Company, the balance of the bonus will be paid. The Committee reviews both the individual and Company goals annually. In fiscal 2001, no executive bonuses were earned.

   The Company from time to time grants stock options to some or all of its executives and key employees as a means of creating a long-term incentive and benefit. Such stock options are generally granted at the fair market value of shares of Common Stock on the date of grant. Thus, no benefit will accrue to the executive or key employee from the stock option grant until the Common Stock appreciates. This creates a long-term goal for appreciation of the Common Stock which coincides with the interests of the stockholders.

 Chief Executive Officer Compensation

   The Company has an employment agreement with Mr. Lupinetti dated September 12, 1996 (the "Employment Agreement"), pursuant to which Mr. Lupinetti became Director, Chief Executive Officer and President of the Company effective October 1, 1996. Under the terms of Mr. Lupinetti's contract, if the Company is acquired by a way of sale of substantially all of its assets or by merger, all stock options will fully vest at the time of such acquisition. The Company also has provided Mr. Lupinetti with an automobile. In the event Mr. Lupinetti's employment is terminated by the Company other than for cause (as defined), Mr. Lupinetti is entitled to 12 months of severance pay at his then effective annual salary per month. Mr. Lupinetti participated in the Executive and Key Management Bonus Plan. Payments under the plan are contingent on the Company meeting its sales and net earnings objective for the year. Neither Mr. Lupinetti nor any of the officers named in the compensation table received a bonus in fiscal 2001, due to the fact that the Company did not reach the financial objectives as set by the Board of Directors. Mr. Lupinetti's base compensation was not increased for FY2002. His base salary is $284,000 and was last increased in October, 2000. Mr. Lupinetti has 293,600 stock options as of August 31, 2001, all granted at the fair market value of stock on the date of the grant. Subsequently, he will again be eligible for the bonus plan which is based on achieving revenue and earning objectives.

                                          COMPENSATION COMMITTEE
                                          J. David Lyons
                                          C. Shelton James
                                          Sandford D. Smith

Compensation Committee Interlocks and Insider Participation

   J. David Lyons, C. Shelton James, and Sandford D. Smith served on the Compensation Committee during fiscal 2001. Persons serving on the Compensation Committee had no relationships with the Company other than their relationship to the Company as Directors entitled to the receipt of standard compensation as Directors and members of certain committees of the Board and their relationship to the Company as stockholders. No person serving on the Compensation Committee or on the Board of Directors is an executive officer of another entity for which an executive officer of the Company serves on the board of directors or on that entity's compensation committee.

Report of the Audit Committee of the Board of Directors

   Notwithstanding anything to the contrary set forth in any of the Company's previous or future filings under the Securities Act or the Exchange Act that might incorporate this Proxy Statement or future filings with the SEC, in whole or in part, the following report shall not be deemed to be incorporated by reference into any such filing.

 Membership and Role of the Audit Committee

   The Audit Committee consists of the following members of the Company's Board of Directors: C. Shelton James, Sandford Smith and Robert Williams. Each of the members of the Audit Committee is independent as defined under the NASDAQ listing standards. The Audit Committee operates under a written charter adopted by the Board of Directors which is included in this proxy statement as Appendix A.

   The primary function of the Audit Committee is to provide advice with respect to the Corporation's financial matters and to assist the Board of Directors in fulfilling its oversight responsibilities regarding finance, accounting, tax and legal compliance. The Audit Committee's primary duties and responsibilities are to: (1) serve as an independent and objective party to monitor the Corporation's financial reporting process and internal control system; (2) review and appraise the audit efforts of the Corporation's independent accountants; (3) evaluate the corporations quarterly financial performance as well as its compliance with laws and regulations; (4) oversee management's establishment and enforcement of financial policies and business practices; and (5) provide an open avenue of communication among the independent accountants, financial and senior management, counsel and the Board of Directors.

 Review of the Company's Audited Financial Statements for the Fiscal Year ended August 31, 2001.

   The Audit Committee has reviewed and discussed the audited financial statements of the Company for the fiscal year ended August 31, 2001 with the Company's management. The Audit Committee has discussed with KPMG LLP, the Company's independent public accountants, the matters required to be discussed by Statement on Auditing Standards No. 61 (Communication with Audit Committees).

   The Audit Committee has also received the written disclosures and the letter from KPMG required by Independence Standards Board Standard No. 1 (Independence Discussion with Audit Committees) and the Audit Committee has discussed the independence of KPMG LLP with that firm.

   Based on the Audit Committee's review and discussions noted above, the Audit Committee recommended to the Board of Directors that the Company's audited financial statements be included in the Company's Annual Report on Form 10-K for the fiscal year ended August 31, 2001 for filing with the SEC.

                                          AUDIT COMMITTEE
                                          C. Shelton James
                                          Sandford Smith
                                          Robert Williams

                        INFORMATION CONCERNING AUDITORS

   The Board of Directors selected the firm KPMG LLP to audit the Company's financial statements for the past fiscal year. The Company's Board of Directors has not yet selected the Company's independent public accountant for the current fiscal year. A representative of KPMG LLP is expected to be present at the Annual Meeting, will have the opportunity to make a statement if such representative desires to do so and will be available to respond to appropriate questions.

   For fiscal year ending August 31, 2001, fees for services provided by KPMG LLP were as follows (in thousands):

   Annual audit......................................................... $130.0
   Tax returns..........................................................   41.0
   Financial information systems design and implementation..............    --
   All other fees(1)....................................................    6.4
                                                                         ------
     Total.............................................................. $177.4
                                                                         ======

--------
(1) Represents primarily accounting consultations.

   The Audit Committee considered and determined that the provision of non-audit services provided by KPMG is compatible with maintaining the firm's independence.

Performance Graph

   The following Performance Graph compares the performance of the Company's cumulative stockholder return with that of a broad market index (the NASDAQ Stock Market Index) and a published industry index (the NASDAQ Computer Manufacturers' Index) for each of the most recent five fiscal years. The cumulative stockholder return for shares of Common Stock and each of the indices is calculated assuming that $100 was invested on August 31, 1996. The Company paid no cash dividends during the periods shown. The performance of the indices is shown on a total return (dividends reinvested) basis. The graph lines merely connect year-end dates and do not reflect fluctuations between those dates.

                              [GRAPH APPEARS HERE]

                                                      Cumulative Total Return
                                       ----------------------------------------
-----------------
                                       8/30/96   8/29/97   8/28/98   8/29/99   8/30/00   8/31/01
CSP INC.                               100.00    102.40    119.68    106.48    93.70     63.89
RUSSELL 2000                           100.00    128.12    110.25    133.27   167.89    149.92
NASDAQ COMPUTER & DATA PROCESSING      100.00    180.18    180.18    316.82   444.53    176.32

Item 2. APPROVAL OF BY-LAW AMENDMENTS WITH RESPECT TO THE DATE AND TIME OF THE ANNUAL MEETING OF STOCKHOLDERS

   The by-laws of the Company currently require that the Annual Meeting of stockholders of the Company (the "Annual Meeting") will be held at 10:00 a.m. on the second Tuesday of January of each year. For the reasons set forth below, the Board of Directors strongly supports and unanimously recommends an amendment to the Company's by-laws that would provide that the Annual Meeting be held at 9:00 a.m. local time, on the last Tuesday of January in each year. Under Massachusetts law, the time of the Annual Meeting is established by the by-laws, and under the Company's by-laws, only the stockholders are empowered to change the date of the Annual Meeting.

   Effective on October 1, 2001, the Company changed its Fiscal Year-end from August 31 to September 30. The Board of Directors believes that this factor makes it impracticable, if not impossible, for the Company to present financial results for its first fiscal quarter (which concludes at the end of December) in time for an Annual Meeting in early January. Because the Board considers it very desirable that first quarter financial information be available by the time of the Annual Meeting, the Board is recommending that the stockholders change the date of the Annual Meeting as set forth in Article II of the by-laws to the last Tuesday in January, essentially two weeks later than the current date. The Board expects that this will ensure that the Company can present its first quarter financial results to its stockholders at the time of the Annual Meeting.

   A copy of the by-law provisions as proposed to be amended is attached to this Proxy Statement as Exhibit A.

   If a quorum is present at the Meeting, the vote of a majority of the shares present or represented at the Meeting and entitled to vote is necessary to approve these changes to the bylaws of the Company. The first Annual Meeting scheduled to be held under the amended by-laws would be scheduled to take place on January 30, 2003.

   The Board of Directors recommends that you vote FOR the proposal to amend the By-Laws of the Company as described in this Proxy Statement.

Employment Contracts and Termination of Employment and Change-in-Control Arrangements

   The Company has an employment agreement with Alexander Lupinetti dated September 12, 1996 (the "Employment Agreement"), pursuant to which Mr. Lupinetti became Director, Chief Executive Officer and President of the Company effective October 1, 1996. Under the terms of the agreement Mr. Lupinetti's initial base salary was $200,000 and has been increased to $284,000 and an executive bonus based on the attainment of certain financial objectives. The Company granted Mr. Lupinetti options to acquire up to 79,860 shares of Common Stock under the Company's 1991 Incentive Stock Option Plan at an exercise price of the fair market value of the Common Stock on the date of grant. Mr. Lupinetti has received stock options annually since his initial employment. He currently holds 293,600 stock options. Such options vest quarterly over a period of four years from date of grant. However, if the Company is acquired by a way of sale of substantially all of its assets or by merger, such options will fully vest at the time of such acquisition. The Company also has provided Mr. Lupinetti with an automobile. Finally, in the event Mr. Lupinetti's employment is terminated by the Company other than for cause (as defined) Mr. Lupinetti is entitled to 12 months of severance pay at his then effective per month salary.

                  VOTING SECURITIES AND PRINCIPAL STOCKHOLDERS

   The Company's only issued and outstanding class of voting securities is its Common Stock. Holders of the Common Stock are entitled to one vote per share of such stock held by them of record at the close of business on November 23, 2001 upon each matter which may come before the Meeting. At the close of business on November 23, 2001, there were 3,511,392 shares of Common Stock issued and outstanding.

Principal Stockholders

   The following table sets forth certain information as of November xx, 2001 regarding each person known by the Company to own beneficially more than 5% of the Company's Common Stock, each Director and nominee for Director of the Company, each executive officer named in the Summary Compensation Table and all Directors and executive officers of the Company as a group.

                                                       Shares
                                                    Beneficially     Percent
Name                                                  Owned(1)     of Class(2)
----                                                ------------   -----------
Royce Advisory Corp. ..............................   319,104(4)       9.1%
  1414 Avenue of the Americas
  New York, NY 10019

Dimensional Fund Advisors Inc. ....................   303,713(3)       8.6%
  1299 Ocean Avenue
  Santa Monica, CA 90401

Alexander R. Lupinetti(*)..........................   208,866(5)       5.9%

C. Shelton James(*)................................     7,172(6)        **

J. David Lyons.....................................     3,843(7)        **

Sandford D. Smith(A)...............................     6,401(8)        **

Robert M. Williams.................................     3,820(9)        **

Gary W. Levine.....................................    24,547(10)       **

William Bent.......................................     8,200(11)       **

Fernando DeLaville.................................       500(12)       **

All Directors and executive officers as a group (9
 persons)..........................................   264,699(12)      7.5%

--------
 ** Owns less than one percent.

 (1) Except as otherwise noted, all persons and entities have sole voting and investment power Over their shares. All amounts shown in this column include shares obtainable upon exercise of stock options exercisable within 60 days of the date of this Proxy Statement

 (2) Computed pursuant to Rule 13d-3 under the Exchange Act.

 (3) Dimensional Fund Advisors Inc. ("Dimensional"), DFA Investment Dimensions Group Inc. (the "Fund") and The DFA Investment Trust Company (the "Trust") have furnished the Company with a joint report on Schedule 13G dated February 2, 2001, in which Dimensional has advised the Company that it is a registered investment advisor and that Dimensional has sole dispositive power with respect to 303,713 shares of the Company's Common Stock and sole voting power with respect to 303,713 of those shares, and that persons who are officers of Dimensional are also officers of the Fund and the Trust (each an open-end investment company registered under The Investment Company Act of 1940).

 (4) Royce and Associates Inc. ("Royce") and Charles M. Royce have furnished the Company with a joint report on Schedule 13G dated February 5, 2001, in which it is stated that Royce is a registered investment advisor and that Royce has sole voting and investment power with respect to 319,104 of these shares. The report also states that Mr. Charles M. Royce may be deemed to be a controlling person and as such may be deemed to own beneficially all of the shares covered by the report. Mr. Royce disclaims beneficial ownership of all such shares.

 (5) Represents 208,866 shares obtainable upon exercise of stock options.

 (6) Includes 3,972 shares owned by Mr. James and 3,200 shares obtained upon exercise of stock options.

 (7) Includes 643 shares owned by Mr. Lyons and 3,220 shares obtainable upon exercise of stock options.

 (8) Includes 3,201 shares owned by Mr. Smith and 3,220 shares obtainable upon exercise of stock options.

 (9) Includes 620 shares owned by Mr. Williams and 3,200 shares obtainable upon exercise of stock options.

(10) Includes 18,953 shares obtainable upon exercise of stock options.

(11) These shares are obtainable upon exercise of stock options.

(12) Includes 250,669 shares obtainable upon exercise of stock options.

Compliance with Section 16(a) of the Securities Exchange Act of 1934

   Section 16(a) of the Securities Exchange Act of 1934 requires the Company's officers and directors, and persons who own more than 10% of a registered class of the Company's equity securities, to file reports of ownership and changes in ownership with the Securities Exchange Commission. Officers, directors and greater-than-10% shareholders are required by SEC regulations to furnish the Company with copies of all Section 16(a) forms they file.

   Based solely upon a review of Forms 3, 4, 5 and amendments thereto furnished to the Company during fiscal 2001, and written representations that Form 5 was required and duly filed with the commission, the Company believes that all Section 16(a) filing requirements applicable to its officers, directors and greater-than-10% shareholders were fulfilled in a timely manner.

                                 SOLICITATION

   No compensation will be paid by any person in connection with the solicitation of proxies. Brokers, banks and other nominees will be reimbursed for their out-of-pocket expenses and other reasonable clerical expenses incurred in obtaining instructions from beneficial owners of the Common Stock. In addition to the solicitation by mail, special solicitation of proxies may, in certain circumstances, be made personally or by telephone by Directors, officers and certain employees of the Company, or by American Stock Transfer & Trust Company, the Company's transfer agent. It is expected that the expense of such special solicitation will be nominal. All expenses incurred in connection with this solicitation will be borne by the Company.

          DATE WHEN STOCKHOLDER PROPOSALS ARE REQUIRED TO BE FURNISHED
                   TO THE COMPANY FOR THE NEXT ANNUAL MEETING

   In order to be eligible for inclusion in the Company's proxy statement and form of proxy for the annual meeting scheduled to be held in January 2003, stockholder proposals must comply with SEC Rule 14a-8 and any other applicable rules and must be delivered to the Company's principal executive offices at least 120 days prior to the anniversary date of mailing of this Proxy Statement. This Proxy Statement was sent on or about November 30, 2001, so the date by which proposals were required to be received under Rule 14a-8 will be August 1, 2002.

   In addition, Section 5 of Article II of the Company's by-laws requires that a stockholder who wishes to bring an item of business before the annual meeting must provide notice of such item of business to the Company at its principal executive offices not less than 90 days before the date for such meeting. For next year's scheduled annual meeting, the deadline for submission of notice is October 31, 2002. Section 4 of Article III of the by-laws imposes the same deadline on the nomination by a stockholder of a candidate for election to the Board of Directors. Any proposal or nomination submitted after October 31, 2002 will be untimely. The by-laws contain a number of other substantive and procedural requirements which should be reviewed by any interested stockholder.

                                 MISCELLANEOUS

   The Board does not intend to present at the Meeting any business other than the proposals listed herein, and the Board was not aware, a reasonable time before mailing this Proxy Statement to stockholders, of any other business which may be properly presented for action at the Meeting. No stockholder proposals or stockholder nominees were submitted timely to the Company. If any other business should come before the Meeting, the persons present will have discretionary authority to vote the shares they own or represent by proxy in accordance with their judgment

                                                                       EXHIBIT A

                                    CSP INC.

          BY-LAW PROVISIONS WITH RESPECT TO THE PROPOSED CHANGE IN THE
                 ANNUAL MEETING DATE, AS PROPOSED TO BE AMENDED

Article II, Paragraph 1 in its entirety:

   "The annual meeting of the stockholders shall be held at 9:00 a.m., local time, on the last Tuesday in January in each year, if it be not a legal holiday, and if it be a legal holiday, then at the same hour on the next succeeding day not a legal holiday (the "Specified Annual Meeting Date"). Purposes for which an annual meeting is to be held, additional to those prescribed by law, by the Articles of Organization and by these By-Laws, may be specified by the President or the Directors. If such annual meeting is omitted on the day herein provided therefor, a special meeting may be held in place thereof, and any business transacted or elections held at such meeting shall have the same effect as if transacted or held at the annual meeting. Such special meeting shall be called in the same manner and as provided for special stockholders' meetings."

                        PLEASE DATE, SIGN AND MAIL YOUR
                     PROXY CARD BACK AS SOON AS POSSIBLE!

                        ANNUAL MEETING OF STOCKHOLDERS
                                   CSP INC.

                               JANUARY 29, 2002

                Please Detach and Mail in the Envelope Provided
-------------------------------------------------------------------------------
          PLEASE MARK YOUR
A    [X]  VOTES AS IN THIS
          EXAMPLE.

                        FOR            WITHHOLD
                   the nominees,       AUTHORITY
                  except as marked      for the
                to the contrary below  nominees
Item 1.
   Election of         [_]               [_]             NOMINEES:
   two Class III                                         Alexander R. Lupinetti
   Directors, for a three-year term:                     C. Shelton Jones

(INSTRUCTIONS: To withhold authority to vote for any individual nominee(s), print the name(s) of such nominee(s) in the space provided below. To vote for or to withhold authority for the nominee, see above.)

-----------------------------------

Item 2.
   To amend the Company's By-Laws               FOR   AGAINST   ABSTAIN
   relative to changing the date of the         [_]     [_]       [_]
   Annual Meeting of Stockholders from
   the second Tuesday in January to the last Tuesday in January in each year.

   Check here if you plan to attend the Annual Meeting.     [_]


SIGNATURE(S)                                 DATE                   2001
            --------------------------------     -------------------

                                             DATE                   2001
            --------------------------------     -------------------
                     IF HELD JOINTLY

NOTE: Please date, sign exactly as name appears hereon and return promptly. If the shares are registered in the names of two or more persons, both should sign. Executors, administrators, trustees, guardians, attorneys and corporate officers should add their titles.

PROXY                             CSP INC.                                PROXY

          THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS

    The undersigned stockholder of CSP Inc. hereby appoints Alexander Lupinetti and Gary Levine, and each or either of them, proxies (with power of substitution to each and to each substitute appointed pursuant to such power) of the undersigned to vote all shares of stock of the Corporation held by the undersigned or which the undersigned may be entitled to vote at the Annual Meeting of Stockholders of the Corporation to be held on Tuesday, January 29, 2002, and at any and all adjournments thereof, with all powers the undersigned would possess if personally present, as indicated below and on the reverse side hereon upon the matters set forth herein and more fully described in the Notice and Proxy Statement for said Meeting and in their discretion upon all other matters which may properly come before said Meeting. The undersigned hereby revokes all proxies, if any, hitherto given by him to others for said Meeting.

    IF THIS PROXY IS PROPERLY EXECUTED AND RETURNED, THE SHARES REPRESENTED HEREBY WILL BE VOTED. IF A CHOICE IS SPECIFIED ON THE REVERSE SIDE HEREOF BY THE STOCKHOLDER WITH RESPECT TO A MATTER TO BE ACTED UPON, THE SHARES WILL BE
VOTED UPON SUCH MATTER IN ACCORDANCE WITH THE SPECIFICATION SO MADE. IN THE ABSENCE OF ANY SPECIFICATION, THE SHARES REPRESENTED BY THIS PROXY WILL BE VOTED FOR ALL LISTED NOMINEES FOR DIRECTOR.

                (Continued and to be signed on the other side)